Exhibit 99.1 – Selected Financial Data
The historical financial information presented below for the Partnership and our predecessors, Regency LLC Predecessor and Regency Gas Services LP (formerly Regency Gas Services LLC), was derived from our audited consolidated financial statements as of December 31, 2005 and 2004 and for the year ended December 31, 2005, the one month period ended December 31, 2004, the eleven months period ended November 30, 2004, the year ended December 31, 2003, the six months ended June 30, 2006 and the six months ended June 30, 2005. The consolidated financial statements and notes have been adjusted to reflect the results of operations, financial position and cash flows of the Partnership combined with TexStar Field Services, L.P., and TexStar GP, LLC (together “TexStar”) for all periods subsequent to December 1, 2004.
The Partnership’s and our predecessors’, Regency LLC Predecessor and Regency Gas Services LP, historical results of operations for the periods presented below may not be comparable, either from period to period or going forward, for the following reasons:
▪	Regency Gas Services LLC was formed on April 2, 2003 and commenced operations on June 2, 2003 with the acquisition of certain natural gas gathering, processing and transportation assets from subsidiaries of El Paso Corporation. As a result, we do not have any financial results for periods prior to April 2, 2003 and our results of operations for the period ended December 31, 2003 includes only seven months of financial results.

▪	On March 1, 2004, Regency Gas Services LLC acquired certain natural gas gathering and processing assets from Duke Energy Field Services, LP. As a result, our historical financial results for the periods prior to March 1, 2004 do not include the financial results from the operation of these assets.

▪	In connection with the acquisition of Regency Gas Services LLC by the HM Capital Investors on December 1, 2004, the purchase price was “pushed-down” to the financial statements of Regency Gas Services LLC. As a result of this “push-down” accounting, the book basis of our assets was increased to reflect the purchase price, which had the effect of increasing our depreciation expense. Also, the increased amount of debt we incurred in connection with the acquisition increased our interest expense subsequent to December 1, 2004.

▪	After our acquisition by the HM Capital Investors, we initiated a risk management program comprised of commodity swaps and crude oil puts that we accounted for using mark-to-market accounting from December 1, 2004 through June 30, 2005. Under mark-to market accounting, changes in the fair value of these instruments are recorded in earnings. On July 1, 2005 we elected hedge accounting for our commodity and interest rate swaps, in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities.” Changes in the fair value of these qualifying instruments are recorded in Other Comprehensive Income.

▪	In response to transmission capacity constraints in north Louisiana, we significantly expanded and extended our pipeline assets in this region, increasing our capacity to 800 MMcf/d from 200 MMcf/d and increasing the length of the pipeline to 280 miles from 200 miles. The total cost of the project, which was completed in December 2005, was approximately $157 million.

▪	The TexStar Acquisition is a transaction between commonly controlled entities; therefore, we accounted for this acquisition in a manner similar to a pooling of interests. As a result, the historical financial statements of the Partnership and TexStar have been combined to reflect the historical operations, financial position and cash flows during the periods in which common control existed, December 1, 2004 forward. Most of the TexStar operating activity occurred in December 2005. As a result, the TexStar historical operations, financial position and cash flows are not comparable to prior periods.

▪	TexStar Field Services, L.P. acquired two sulfur recovery plants, one NGL plant and 758 miles of pipelines from Enbridge Pipelines (NE Texas), LP, Enbridge Pipeline (Texas IntraState), LP and Enbridge Pipelines (Texas Gathering), LP (collectively “Enbridge”) on December 7, 2005. As a result, our historical results for the periods prior to December 1, 2005 do not include the financial results from the operation of these assets.

We refer to Regency Gas Services LLC as “Regency LLC Predecessor” for periods prior to the acquisition by the HM Capital Investors.
The following table includes the non-GAAP financial measures of EBITDA and total segment margin. We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. We define total segment margin as total revenue, including service fees, less cost of gas and liquids. For a reconciliation of EBITDA and total segment margin to their most directly comparable financial measures calculated and presented in accordance with GAAP (accounting principles generally accepted in the United States), please read “— Non-GAAP Financial Measures.”

	Regency Energy Partners LP				Regency LLC Predecessor
				Period from		Period from
	Six Months	Six Months		Acquisition	Period from	Inception
	Ended	Ended	Year Ended	(December 1, 2004) to	January 1, 2004 to	(April 2, 2003) to
	June 30, 2006	June 30, 2005	December 31, 2005	December 31, 2004	November 30, 2004	December 31, 2003
			(in thousands except per unit data)
Statement of Operations Data:
Total revenue(1)	$445,924	$244,894	$709,401	$47,857	$432,321	$186,533
Total expense
Cost of gas and liquids	373,497	218,540	632,342	40,987	362,762	163,461
Operating expenses	17,827	10,789	24,291	1,819	17,786	7,012
General and administrative	12,339	6,150	15,039	645	6,571	2,651
Related party expenses	1,266	132	523	—	—	—
Management services termination fee	9,000	—	—	—	—	—
Transaction expenses	—	—	—	—	7,003	724
Depreciation and amortization	18,547	10,555	23,171	1,661	10,129	4,324

Total operating expenses	432,476	246,166	695,366	45,112	404,251	178,172
Operating income	13,448	(1,272)	14,035	2,745	28,070	8,361
Other income and deductions
Interest expense, net	(16,390)	(8,227)	(17,880)	(1,335)	(5,097)	(2,392)
Loss on debt refinancing	—	—	(8,480)	—	(3,022)	—
Equity income	220	156	312	56	—	—
Other income and deductions, net	163	62	421	8	186	205

Total other income and deductions	(16,007)	(8,009)	(25,627)	(1,271)	(7,933)	(2,187)
Net income (loss) from continuing operations	(2,559)	(9,281)	(11,592)	1,474	20,137	6,174
Discontinued operations	—	747	732	—	(121)	—

Net income (loss)	$(2,559)	$(8,534)	$(10,860)	$1,474	$20,016	$6,174

Less:
Net income through January 31, 2006	1,564

Net loss for partners	$(4,123)

General partner interest	$(82)
Limited partner interest	$(4,041)

Basic net income per limited partner unit	$(0.09)
Diluted net income per limited partner unit	$(0.09)

Balance Sheet Data (at period end):
Property, plant and equipment, net	$641,569		$609,157	$328,784		$118,986
Total assets	823,743		806,740	492,170		164,330
Long-term debt (long-term portion only)	468,000		428,250	248,000		55,387
Net equity	226,403		230,962	181,936		59,856
Cash Flow Data:
Net cash flows provided by (used in):
Operating activities	$24,728	$13,746	$37,340	$(4,311)	$32,401	$6,494
Investing activities	(61,018)	(27,434)	(279,963)	(130,478)	(84,721)	(123,165)
Financing activities	39,127	22,682	242,949	132,515	56,380	118,245
Other Financial Data:
Total segment margin(1)	$72,427	$26,354	$77,059	$6,870	$69,559	$23,072
EBITDA(1)	32,378	10,248	30,191	4,470	35,242	12,890
Maintenance capital expenditures	12,410	6,200	9,158	358	5,548	1,633
Segment Financial and Operating Data:
Gathering and Processing Segment:
Financial data:
Segment margin(1)	$51,822	$20,391	$61,387	$6,262	$61,347	$18,805
Operating expenses	15,578	10,042	22,362	1,655	16,230	6,131
Operating data:
Natural gas throughput (MMbtu/d)	413,668	336,022	345,398	314,812	303,345	211,474
NGL gross production (Bbls/d)	15,703	15,895	14,883	16,321	14,487	9,434
Transportation Segment:
Financial data:
Segment margin	$20,605	$5,963	$15,672	$608	$8,212	$4,267
Operating expenses	2,249	747	1,929	164	1,556	881
Operating data:
Throughput (MMbtu/d)	518,220	209,774	258,194	161,584	192,236	211,569

(1)	Includes $322,000 of unrealized gains on hedging transactions for the one month ended December 31, 2004 and $9,530,000 of unrealized losses on hedging transactions for the year ended December 31, 2005.

Non-GAAP Financial Measures
We include the following non-GAAP financial measures: EBITDA and total segment margin. We provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures as calculated and presented in accordance with GAAP.
We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
▪	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

▪	the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and general partner;

▪	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing methods or capital structure; and

▪	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.
EBITDA does not include interest expense, income taxes or depreciation and amortization expense. Because we have borrowed money to finance our operations, interest expense is a necessary element of our costs and our ability to generate cash available for distribution. Because we use capital assets, depreciation and amortization are also necessary elements of our costs. Therefore, any measures that exclude these elements have material limitations. To compensate for these limitations, we believe that it is important to consider both net earnings determined under GAAP, as well as EBITDA, to evaluate our performance.
We define total segment margin as total revenues, including service fees, less cost of gas and liquids. Total segment margin is included as a supplemental disclosure because it is a primary performance measure used by our management as it represents the results of product sales, service fee revenues and product purchases, a key component of our operations. We believe total segment margin is an important measure because it is directly related to our volumes and commodity price changes. Operating expenses are a separate measure used by management to evaluate operating performance of field operations. Direct labor, insurance, property taxes, repair and maintenance, utilities and contract services comprise the most significant portion of our operating expenses. These expenses are largely independent of the volumes we transport or process and fluctuate depending on the activities performed during a specific period. We do not deduct operating expenses from total revenues in calculating total segment margin because we separately evaluate commodity volume and price changes in total segment margin. As an indicator of our operating performance, total segment margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Our total segment margin may not be comparable to a similarly titled measure of another company because other entities may not calculate total segment margin in the same manner.

	Regency Energy Parnters LP				Regency LLC Predecessor
				Period from		Period from
	Six Month	Six Month		Acquisition Date	Period from	Inception
	Ended	Ended	Year Ended	(December 1, 2004)	January 1, 2004 to	(April 2, 2003) to
	June 30, 2006	June 30, 2005	December 31, 2005	to December 31, 2004	November 30, 2004	December 31, 2003
				(in thousands)
Reconciliation of “EBITDA” to net cash flows provided by (used in) operating activities and to net (loss) income
Net cash flows provided by (used in) operating activities	24,728	13,746	$37,340	$(4,311)	$32,401	$6,494
Add (deduct):
Depreciation and amortization	(18,975)	(11,232)	(24,286)	(1,793)	(10,461)	(4,658)
Equity income	220	156	312	56	—	—
Loss on debt refinancing	—	—	(8,480)	—	(3,022)	—
Risk management portfolio value changes	811	(13,337)	(11,191)	322	—	—
Unit based compensation expenses	(1,089)	—	—	—	—	—
Gain on the sale of Regency Gas Treating LP assets	—	626	626	—	—	—
Gain on the sale of NGL line pack	—	—	628	—	—	—
Accounts receivable	(13,973)	(4,119)	42,738	(2,568)	20,408	31,390
Related party receivable	203	460	274	—	(576)	576
Other current assets	(109)	506	2,644	2,456	1,169	1,070
Accounts payable and accrued liabilities	11,363	3,429	(49,780)	(39)	(18,122)	(26,880)
Related party payable	380	397	(2,871)	(509)	—	—
Accrued taxes payable	(921)	(287)	(806)	921	(1,475)	(906)
Other current liabilities	735	574	(1,269)	242	(502)	(917)
Proceeds from early termination of interest rate swap	(3,550)	—	—	—	—	—
Other assets	(2,382)	547	3,261	6,697	196	5

Net (loss) income	$(2,559)	$(8,534)	$(10,860)	$1,474	$20,016	$6,174

Add:
Interest expense, net	16,390	8,227	17,880	1,335	5,097	2,392
Depreciation and amortization	18,547	10,555	23,171	1,661	10,129	4,324

EBITDA (1)	$32,378	$10,248	$30,191	$4,470	$35,242	$12,890

Reconciliation of “total segment margin” to net (loss) income
Net (loss) income	$(2,559)	$(8,534)	$(10,860)	$1,474	$20,016	$6,174
Add (deduct):
Operating expenses	17,827	10,789	24,291	1,819	17,786	7,012
General and administrative	12,339	6,150	15,039	645	6,571	2,651
Related party expenses	1,266	132	523	—	—	—
Management services termination fee	9,000	—	—	—	—	—
Transaction expenses	—	—	—	—	7,003	724
Depreciation and amortization	18,547	10,555	23,171	1,661	10,129	4,324
Interest expense, net	16,390	8,227	17,880	1,335	5,097	2,392
Equity income	(220)	(156)	(312)	(56)	—	—
Loss on debt refinancing	—	—	8,480	—	3,022	—
Other income and deductions, net	(163)	(62)	(421)	(8)	(186)	(205)
Discontinued operations	—	(747)	(732)	—	121	—

Total segment margin (1)	$72,427	$26,354	$77,059	$6,870	$69,559	$23,072

(1)	Includes $322,000 of unrealized gains on hedging transactions for the one month ended December 31, 2004, $9,530,000 of unrealized losses on hedging transactions for the year ended December 31, 2005.

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